UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2022

F45 Training Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40590	84-2529722
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3601 South Congress Avenue, Building E

Austin, Texas 78704

(Address of principal executive offices)

(737) 787-1955

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.00005 per share	FXLV	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Entry into New Credit Agreement

On May 13, 2022, F45 Training Holdings Inc. (the “Company”) entered into a credit agreement (the “New Credit Agreement”) with a subsidiary of the Company, F45 SPV Finance Company, LLC, as borrower (the “Borrower”), and Fortress Credit Corp., as administrative agent, collateral agent and a lender (“Fortress”), and the other parties party thereto from time to time. The New Credit Agreement provides for a $150 million (the “Maximum Committed Amount”) seven-year credit facility (the “Facility”). The Maximum Committed Amount may be increased to $300 million in certain circumstances under the terms of the New Credit Agreement (a “Facility Increase”). In connection with the New Credit Agreement, the Company also entered into a limited guaranty, guaranteeing the Borrower’s obligations under the Facility, in an amount not to exceed 10% of the total Facility size (the “Guaranty”). The proceeds from the Facility will be used by the Borrower to purchase loans made by another subsidiary of the Company, F45 Intermediate Holdco, LLC, to certain franchisees of the Company (the “Receivables”). The obligations under the New Credit Agreement are secured by the Receivables.

Amounts outstanding under the New Credit Agreement accrue interest at a rate equal to the amount of interest received by the Borrower from each franchisee loan agreement.

The covenants of the New Credit Agreement include customary negative covenants that, among other things, restrict the Borrower’s ability to incur additional indebtedness, grant liens and make certain acquisitions, investments, asset dispositions and restricted payments. In addition, the New Credit Agreement contains certain financial covenants that require the Company to maintain certain market capitalization levels.

The New Credit Agreement includes customary events of default, and customary rights and remedies upon the occurrence of any event of default thereunder, including rights to accelerate the loans, terminate the commitments thereunder and realize upon the collateral securing the obligations under the New Credit Agreement.

The foregoing descriptions of the New Credit Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of the New Credit Agreement and Guaranty, copies of which are attached hereto as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K, respectively, and are incorporated by reference herein.

Amendment of Existing Credit Agreement

In connection with the entry into the New Credit Agreement, on May 13, 2022, the Company, certain subsidiaries of the Company, as borrower, F45 Training Holdings Inc., as franchisor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and Australian Security Trustee, entered into a second amendment (the “Second Amendment”) to the amended and restated credit agreement, dated as of August 13, 2021 (as amended, the “Existing Credit Agreement”). Pursuant to the Second Amendment, certain amendments were made to the terms of the Existing Credit Agreement to permit the execution of the New Credit Agreement (including establishing the securitization of the franchisee loans described above) and the issuance of the Warrants (as defined herein) pursuant to the Warrant Purchase Agreement (as defined herein).

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by the terms and conditions of the Second Amendment, a copy of which is attached hereto as Exhibit 10.3 and is incorporated herein by reference.

Warrant Purchase Agreement

In connection with the entry into the New Credit Agreement, on May 13, 2022, the Company entered into a warrant purchase agreement (the “Warrant Purchase Agreement”) with certain affiliates of Fortress (collectively, the “Holders”), pursuant to which the Company is obligated to issue warrants (the “Warrants”) to the Holders in up to four tranches, each representing 1.25% of the fully diluted shares of the Company’s common stock, par value $0.00005 per share (the “Common Stock”), outstanding on the issue date of the Warrant (in the case of Immediately Exercisable Warrants (as defined herein)) or the Vesting Date (as defined herein) (in the case of a 50% Utilization Warrant (as defined herein)). Concurrently with the execution of the Credit Agreement, the Company issued (i) immediately exercisable warrants (an “Immediately Exercisable Warrant”) to the Holders to purchase an aggregate of up to 1,211,210 shares of Common Stock (representing 1.25% of the fully diluted shares of Common Stock as of May 13, 2022) and (ii) warrants that will become exercisable on the date on which loans in an amount equal to 50% of the Maximum Committed Amount (as in effect on the date any Warrant is issued) have been drawn under the New Credit Agreement (a “50% Utilization Warrant”) (the date a 50% Utilization Warrant becomes exercisable upon reaching required utilization levels under the Facility, a “Vesting Date”) to the Holders to purchase up to 1.25% of the fully diluted shares of Common Stock as of the Vesting Date. In the event of a Facility Increase, the Company will issue additional Immediately Exercisable Warrants and 50% Utilization Warrants to the Holders, in each case, representing the right to purchase up to an aggregate of 1.25% of the fully diluted Common Stock of the Company as of the issue date of the Warrant (in the case of the Immediately Exercisable Warrants) or the Vesting Date (in the case of the 50% Utilization Warrants).

The exercise price of the Warrants is $16.00 per share of Common Stock, subject to adjustment. The Warrants will be exercisable from the date of issuance (in the case of the Immediately Exercisable Warrants) or their Vesting Date (in the case of the 50% Utilization Warrants) until the seventh anniversary of the date of issuance of each Warrant, may only be exercised on a cashless net exercise basis, and are subject to certain anti-dilution adjustments upon the occurrence of certain events such as a distribution, reorganization, recapitalization, reclassification, or similar event.

Each Holder will also have the right to put back the Warrants to the Company (the “Put Option”) at an aggregate price (the “Aggregate Put Price”) equal to the product of (a) such Holder’s percentage share of $2.5 million (calculated based on the number of Warrants issued to such Holder relative to the number of Warrants issued to all Holders) and (b) a fraction, expressed as a percentage, equal to the number of shares of Common Stock subject to the Warrants for which the Put Option is being exercised divided by the number of shares of Common Stock subject to the Warrants issued to the Holder as of the issue date of the Warrant (in the case of the Immediately Exercisable Warrants) or the Vesting Date (in the case of the 50% Utilization Warrants). The Aggregate Put Price will be settled (i) within the first twelve months after the issue date (in the case of the Immediately Exercisable Warrants) or the Vesting Date (in the case of the 50% Utilization Warrants), solely in shares of Common Stock, subject to the Share Issuance Cap (as defined herein) and certain limitations on beneficial ownership of the Holders (the “Beneficial Ownership Limitation”), based on a trailing volume-weighted average price (“VWAP”) or (ii) after the twelve month anniversary of the issue date (in the case of the Immediately Exercisable Warrants) or the Vesting Date (in the case of the 50% Utilization Warrants), in cash or shares of Common Stock based on a trailing VWAP, at the holder’s option, and subject to the Share Issuance Cap and the Beneficial Ownership Limitation. In the event that the number of shares of Common Stock to be issued upon exercise of the Put Option would exceed the Share Issuance Cap or the Beneficial Ownership Limitations with respect to a Holder, a cash payment will be made in lieu of delivery of such excess shares of Common Stock.

The aggregate number of shares subject to all Warrants in all tranches (whether issued upon exercise or pursuant to the Put Option) is, collectively, capped at 19.9% of the shares outstanding as of May 13, 2022 (or 18,857,319 shares) (the “Share Issuance Cap”), which has been put in place to ensure compliance with applicable New York Stock Exchange rules.

The Company currently expects the number of shares delivered in connection with the exercise of the Warrants (including as a result of any exercise of the Put Option) to be significantly less than the Share Issuance Cap. For example, based on the number of fully diluted shares and the closing price of the Common Stock as of May 13, 2022, the exercise of all Warrants issued or issuable pursuant to the Warrant Purchase Agreement would represent the right to acquire an aggregate of approximately 4,886,151 shares of Common Stock (representing approximately 4.9% of the Company’s shares of Common Stock based on shares outstanding as of May 13, 2022) and the exercise of the Put Option with regard to all Warrants issued or issuable pursuant to the Warrant Purchase Agreement would represent the right to acquire an aggregate of approximately 1,533,742 shares of Common Stock (representing approximately 1.6% of the Company’s shares of Common Stock based on shares outstanding as of May 13, 2022).

The Warrants and the shares of Common Stock issuable thereunder have not been registered under the Securities Act of 1933, as amended, and are being issued in a private placement pursuant to Section 4(a)(2) thereof. The Company relied on this exemption from registration based in part on representations made by Fortress in the Warrant Purchase Agreement.

The foregoing descriptions of the Warrant Purchase Agreement, the Immediately Exercisable Warrants and the 50% Utilization Warrants do not purport to be complete and is qualified in its entirety by reference to the full text of the Warrant Purchase Agreement and the forms of the Immediately Exercisable Warrants and the 50% Utilization Warrants, copies of which are attached hereto as Exhibits 4.1, 4.2 and 4.3, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Registration Rights Agreement

In connection with the issuance of the Warrants, on May 13, 2022, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Holders, pursuant to which the Company has agreed, subject to certain exceptions, to prepare and file one or more registration statements under the Securities Act with the U.S. Securities and Exchange Commission (the “Commission”) to permit the public resale of the Registerable Securities (as defined in the Registration Rights Agreement) issuable under the terms of the Warrants or otherwise pursuant to the terms of the New Credit Agreement (each, a “Registration Statement”). The Company is required to file a Registration Statement within 30 days of the date of issuance of each Warrant under the Warrant Purchase Agreement (the “Filing Deadline”) and to use its reasonable best efforts to obtain effectiveness of any such Registration Statement prior to the date that is 60 days after the Filing Deadline or as soon as possible thereafter, subject to extension under the terms of the Registration Rights Agreement.

The Company will generally pay all registration expenses incidental to its obligations and performance under the Registration Rights Agreement, other than any underwriting discounts or commissions. These registration rights granted in the Registration Rights Agreement are subject to certain customary conditions and limitations, as well as customary indemnification and contribution provisions.

The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Registration Rights Agreement, a copy of which is attached hereto as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03 of this Current Report on Form 8-K.

Item 3.02	Unregistered Sales of Equity Securities.

To the extent required by Item 3.02 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02 of this Current Report on Form 8-K.

Item 3.03	Material Modification to Right of Securityholders

To the extent required by Item 3.03 of Form 8-K, the information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03 of this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On May 16, 2022, the Company issued a press release announcing the transactions described in Item 1.01 of this Current Report on Form 8-K, the full text of which is furnished herewith as Exhibit 99.1.

Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve a number of risks and uncertainties. Words such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” “or negatives of these words and variations of such words and similar expressions are intended to identify such forward-looking statements. All statements, other than historical facts, including statements regarding the Company’s expectations regarding the number of shares issuable pursuant to the Warrants (including as a result of any exercise of the Put Option), are forward-looking statements.

All forward-looking statements included in this press release are based on management’s expectations as of the date of this press release and, except as required by law, the Company disclaims any obligation to update these forward-looking statements to reflect future events or circumstances. Forward-looking statements are subject to certain risks, uncertainties and assumptions relating to factors that could cause actual results to differ materially from those anticipated in such statements, including the following: our dependence on the operational and financial results of, and our relationships with, our franchisees and the success of their new and existing studios; our ability to protect our brand and reputation; our ability to identify, recruit and contract with a sufficient number of qualified franchisees; our ability to execute our growth strategy, including through development of new studios by new and existing franchisees; our ability to manage our growth and the associated strain on our resources; our ability to successfully integrate any acquisitions, or realize their anticipated benefits; the high level of competition in the health and fitness industry; economic, political and other risks associated with our international operations; changes to the industry in which we operate; our reliance on information systems and our and our franchisees’ ability to properly maintain the confidentiality and integrity of our data; the occurrence of cyber incidents or a deficiency in our cybersecurity protocols; our and our franchisees’ ability to attract and retain members; our and our franchisees’ ability to identify and secure suitable sites for new franchise studios; risks related to franchisees generally; our ability to obtain third-party licenses for the use of music to supplement our workouts; certain health and safety risks to members that arise while at our studios; our ability to adequately protect our intellectual property; risks associated with the use of social media platforms in our marketing; our ability to obtain and retain high-profile strategic partnership arrangements; our ability to comply with existing or future franchise laws and regulations; our ability to anticipate and satisfy consumer preferences and shifting views of health and fitness; our business model being susceptible to litigation; the increased expenses associated with being a public company; the occurrence of any event, change, or other circumstances that could give rise to the termination of the agreement to acquire Vive Active; the inability to timely complete or complete the Vive Active acquisition because of the failure to satisfy conditions to closing set forth in the acquisition agreement; the risk that the Vive Active transaction disrupts our current plans and operations and/or Vive Active as a result of the announcement, pendency or consummation of the transaction; the ability to successfully integrate the operations and employees of Vive Active into our operations; the ability to recognize the anticipated benefits of the Vive Active acquisition; and additional factors discussed in our filings with the Securities and Exchange Commission. Further, many of these factors are, and may continue to be, amplified by the COVID-19 pandemic. For a more detailed discussion of these and other risk factors, see the Risk Factors section in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q and the Company’s other filings made with the Securities and Exchange Commission.

Item 9.01	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit Number	Exhibit Description

4.1	Warrant Purchase Agreement, dated May 13, 2022, by and between F45 Training Holdings Inc., Drawbridge DSO Securities LLC, Fortress Lending III Holdings L.P., Fortress Lending Fund II MA-CRPTF LP and Fortress Lending II Holdings, L.P.

4.2	Form of Immediately Exercisable Warrant (included as Exhibit A to Exhibit 4.1).

4.3	Form of 50% Utilization Warrant (included as Exhibit B to Exhibit 4.1).

4.4	Registration Rights Agreement, dated May 13, 2022, by and between F45 Training Holdings Inc., Drawbridge DSO Securities LLC, Fortress Lending III Holdings L.P., Fortress Lending Fund II MA-CRPTF LP and Fortress Lending II Holdings, L.P.

10.1	Credit Agreement, dated as of May 13, 2022, among F45 SPV Finance Company, LLC, as borrower, F45 Training Holdings Inc. and Fortress Credit Corp., as administrative agent, collateral agent and a lender.

10.2	Limited Guaranty, dated as of May 13, 2022, between F45 Training Holdings Inc. and Fortress Credit Corp.

10.3	Second Amendment to the Amended and Restated Credit Agreement, dated as of May 13, 2022, among F45 Training Holdings Inc., as borrower, F45 Training Incorporated, as franchisor, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent and Australian Security Trustee.

99.1	Press Release, dated May 16, 2022

104	Cover Page Interactive Data File (formatted as Inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

F45 Training Holdings Inc.

Date: May 16, 2022	By:	/s/ Patrick Grosso
Patrick Grosso
Chief Legal Officer